Exhibit 4.1

FOURTH AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

POWERSHARES DB G10 CURRENCY HARVEST FUND

Dated as of November 12, 2012

By and Among

DB COMMODITY SERVICES LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

i

ARTICLE X

FISCAL YEAR

SECTION 10.1.	Fiscal Year	40

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1.	Amendments to this Trust Agreement	41

SECTION 11.2.	Meetings of the Trust	42

SECTION 11.3.	Action Without a Meeting	43

ARTICLE XII

TERM

SECTION 12.1.	Term	43

ARTICLE XIII

TERMINATION

SECTION 13.1.	Events Requiring Dissolution of the Trust	43

SECTION 13.2.	Distributions on Dissolution	45

SECTION 13.3.	Termination; Certificate of Cancellation	45

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1.	Power of Attorney Executed Concurrently	46

SECTION 14.2.	Effect of Executing and Submitting the Purchase Order Subscription Agreement	46

SECTION 14.3.	Limitation on Power of Attorney	47

ARTICLE XV

MISCELLANEOUS

SECTION 15.1.	Governing Law	47

SECTION 15.2.	Provisions In Conflict With Law or Regulations	48

v

POWERSHARES DB G10 CURRENCY HARVEST FUND

FOURTH AMENDED AND RESTATED

DECLARATION OF TRUST

AND TRUST AGREEMENT

This FOURTH AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of POWERSHARES DB G10 CURRENCY HARVEST FUND is made and entered into as of the 12th day of November, 2012, by and among DB COMMODITY SERVICES LLC, a Delaware limited liability company, WILMINGTON TRUST COMPANY, a Delaware banking corporation, as trustee, and the UNITHOLDERS from time to time hereunder. This Trust Agreement is effective as of the date hereof, except with regard to Section 1.6(c), which is effective as of January 1, 2012.

*        *        *

RECITALS

WHEREAS, the Managing Owner and the Trustee entered into the Third Amended and Restated Declaration of Trust and Trust Agreement dated as of November 12, 2012 (as amended from time to time, the “Existing Agreement”); and

WHEREAS, the Managing Owner and the Trustee wish to amend the Existing Agreement pursuant to Section 11.1(b)(iii) thereof.

NOW, THEREFORE, pursuant to Section 11.1(b)(iii) of the Existing Agreement, the Trustee and the Managing Owner hereby amend and restate the Existing Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1. Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Adjusted Capital Account” means, as of the last day of a taxable period, a Unitholder’s Capital Account as maintained pursuant to Section 6.1, increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Unitholder in subsequent years under sections 704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Unitholder in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted

Capital Account is intended to comply with the provisions of Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).

“Administrator” means any Person from time to time engaged to provide administrative services to the Trust pursuant to authority delegated by the Managing Owner.

“Affiliate” – An “Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Basket” means a Creation Basket or a Redemption Basket, as the context may require.

“Beneficial Owners” shall have the meaning assigned to such term in Section 3.4(d).

“Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Unitholder’s portion of the Trust’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Unitholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Unitholder’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

“Business Day” means any day other than a day when banks in New York City are required or permitted to be closed.

“Capital Account” means the capital account maintained for a Unitholder pursuant to Section 6.1.

“Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certain K-1 Unitholders” shall have the meaning assigned to such term in Section 1.6(c).

“Certificate of Trust” means the Certificate of the Trust of the Trust, including all amendments thereto, in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute, as amended from time to time.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodity Broker” means any person who engages in the business of effecting transactions in Currency Contracts for the account of others or for his or her own account.

“Continuous Offering” means the continuous offering during which additional Limited Units may be sold in Baskets pursuant to this Trust Agreement.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

“Covered Person” means the Managing Owner and their respective Affiliates.

“Creation Basket” means the minimum number of Limited Units that may be created at any one time, which shall be 200,000 or such greater or lesser number as the Managing Owner may determine from time to time.

“Creation Basket Capital Contribution” means a Capital Contribution made by a Participant in connection with a Purchase Order Subscription Agreement and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Purchase Order Subscription Agreement by (ii) the Net Asset Value per Basket as of closing time of the Exchange or the last to close of the exchanges on which any of the Trust’s assets are traded, whichever is later, on the Purchase Order Subscription Date.

“Currencies” means positions in Currency Contracts, forward contracts, other foreign exchange positions, as well as cash resulting from any of the foregoing positions.

“Currency Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount of a traded currency at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“Depository” means The Depository Trust Company, New York, New York, or such other depository of Limited Units as may be selected by the Managing Owner as specified herein.

“Depository Agreement” means the Letter of Representations relating to the Trust from the Managing Owner to the Depository, dated as of September 12, 2006 as the same may be amended or supplemented from time to time.

“Distributor” means any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Managing Owner.

“DTC” shall have the meaning assigned to such term in the legend contained in Section 3.4(b).

“DTC Participants” shall have the meaning assigned to such term in Section 3.4(c).

“DTCC” shall have the meaning assigned to such term in Section 3.4(c).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Withdrawal” shall have the meaning set forth in Section 13.1(a) hereof.

“Exchange” means the NYSE Arca or, if the Limited Units shall cease to be listed on the NYSE Arca and are listed on one or more other exchanges, the exchange on which the Units are principally traded, as determined by the Managing Owner.

“Expenses” shall have the meaning assigned to such term in Section 2.4.

“Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year, or, if the Trust is required by law to have a Fiscal Year other than a calendar year, such other applicable quarterly period.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“Global Security” means the global certificate or certificates for the Trust issued to the Depository as provided in the Depository Agreement, each of which shall be in substantially the form attached hereto as Exhibit B.

“Indemnified Parties” shall have the meaning assigned to such term in Section 2.4.

“Index” means the Index that the Trust is designed to track as more fully described in Exhibit B hereto, as it may be amended from time to time.

“Index Currencies” means the underlying Currencies which comprise the Deutsche Bank G10 Currency Future Harvest Index – Excess Return™ from time to time, as described in the Prospectus.

“Indirect Participants” shall have the meaning assigned to such term in Section 3.4 (c).

“Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.

“Limited Owner” means any person or entity who is or becomes a Beneficial Owner of Limited Units.

“Limited Units” means Units of the Trust that are owned by a Limited Owner.

“Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

“Losses” means, in respect of each Fiscal Year of the Trust, losses of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Management Fee” shall have the meaning assigned to such term in Section 4.9.

“Managing Owner” means DB Commodity Services LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Net Asset Value” means the total assets of the Trust Estate including, but not limited to, all cash and cash equivalents or other securities less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value shall include any unrealized profit or loss on open Currencies positions and any other credit or debit accruing to the Trust but unpaid or not received by the Trust.

(b) All open currency futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular currency futures contract and options traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a currency futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such currency futures contract or option pursuant to policies the Managing Owner has adopted, which are consistent with industry standards. The current market value of all open currency futures contracts and options traded on a non-United States exchange shall be based upon the settlement price for that particular currency futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a currency futures contract or options traded on a non-United States exchange could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the Managing Owner may value such currency futures contract pursuant to polices the Managing Owner has adopted, which are consistent with normal industry standards. The current market value of all open forward contracts entered into by the Trust shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstances) value any asset of the Trust pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on the Trust’s foreign exchange futures brokerage account shall be accrued at least monthly.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Trust from the day when the distribution is declared until it is paid.

“Net Asset Value Per Basket” means the product obtained by multiplying the Net Asset Value Per Unit by the number of Limited Units comprising a Basket at such time.

“Net Asset Value Per Unit” means the Net Asset Value divided by the number of Units outstanding on the date of calculation.

“NFA” means the National Futures Association.

“NYSE Arca” means NYSE Arca, Inc.

“Order Cut-Off Time” means 1:00 pm, New York time, on a Business Day.

“Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(ii).

“Participant” means a Person that is (1) a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) a DTC Participant and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

“Participant Agreement” means an agreement among the Trust, the Managing Owner and a Participant, substantially in the form of Exhibit D hereto, as it may be amended or supplemented from time to time in accordance with its terms.

“Percentage Interest” shall be a fraction, the numerator of which is the number of the Unitholder’s Units and the denominator of which is the total number of Units of the Trust outstanding as of the date of determination.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Pit Brokerage Fee” shall include floor brokerage, clearing fees, NFA fees and exchange fees.

“Power of Attorney” shall have the meaning assigned thereto in Section 14.2.

“Profits” means, for each Fiscal Year of the Trust, profits of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

“Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, or becoming automatically effective, as applicable, as the same may at any time and from time to time be amended or supplemented.

“Purchase Order Subscription Agreement” shall have the meaning assigned thereto in Section 3.3(a)(i).

“Purchase Order Subscription Date” shall have the meaning assigned thereto in Section 3.3(a)(i).

“Pyramiding” means the use of unrealized profits on existing Currencies to provide margin for additional Currencies positions of the same or related Currencies.

“Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

“Redemption Basket” means the minimum number of Limited Units that may be redeemed pursuant to Section 7.1, which shall be the number of Limited Units constituting a Creation Basket on the relevant Redemption Order Date.

“Redemption Distribution” means the cash delivered in satisfaction of a redemption of a Redemption Basket as specified in Section 7.1(c).

“Redemption Order” shall have the meaning assigned thereto in Section 7.1(a).

“Redemption Order Date” shall have the meaning assigned thereto in Section 7.1(b).

“Redemption Settlement Time” shall have the meaning assigned thereto in Section 7.1(d).

“Registration Statement” means a registration statement on Form S-1, or any other form, as applicable as it may be amended from time to time, filed with the SEC pursuant to which the Trust registered the Units, as the same may at any time and from time to time be further amended or supplemented.

“SEC” means the Securities and Exchange Commission.

“Subscribing Participant” means a Participant who has submitted a Purchase Order Subscription Agreement to create one or more Units that has not yet been filled or accepted by the Managing Owner.

“Suspended Redemption Order” shall have the meaning assigned thereto in Section 7.1(d).

“Tax Agent” shall have the meaning assigned thereto in Section 1.6(c).

“Tax Matters Partner” shall have the meaning assigned thereto in Section 1.6(b).

“Transaction Fee” shall have the meaning assigned thereto in Section 3.3(d).

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means PowerShares DB G10 Currency Harvest Fund, a Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Fourth Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means any cash, futures, forward and option contracts, all funds on deposit in the Trust’s accounts, and any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any other agreements to which the Trust is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of the Trust where no distinction is required by the context in which the term is used.

“Units” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units.

“Unrealized Gain” attributable to the Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination.

“Unrealized Loss” attributable to the Trust property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

SECTION 1.2. Name. The name of the Trust is “PowerShares DB G10 Currency Harvest Fund” in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

SECTION 1.3. Delaware Trustee; Business Offices.

(a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee, subject to Section 2.5.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o DB Commodity Services LLC, 60 Wall Street, New York, New York 10005.

SECTION 1.4. Declaration of Trust. The Trust has received the sum of $1,000 in a bank account in the name of the Trust controlled by the Managing Owner, which funds shall be held in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto to create a partnership among the Unitholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

SECTION 1.5. Purposes and Powers. The purposes of the Trust shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Index Currencies, including, but not limited to, exchange-traded futures on the Index Currencies with a view to tracking the performance of the Index over time; (b) to enter into forward contracts referencing the Index or one or more of the Index Currencies with a view to tracking the performance of the Index over time; (c) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (d) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall not engage in any other business or activity and shall not acquire or own any other assets or take any of the actions set forth in Section 4.4. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6. Tax Treatment.

(a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Units will qualify under applicable tax law as interests in a partnership which holds the Trust Estate, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the classification of the Trust as a partnership in which each of the Unitholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units with respect to the treatment of the Units as anything other than interests in a partnership.

(b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Trust’s tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the Trust’s tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment of the Trust; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder of the Trust in this Section 1.6(b) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Trust hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(c) The Beneficial Owners who are of a type, as identified by the nominee through whom their Units are held, that do not ordinarily have U.S. federal tax return filing requirements (collectively, “Certain K-1 Unitholders”) shall designate the Managing Owner as their tax agent (the “Tax Agent”) in dealing with the Trust. In light of such designation and pursuant to Treasury Regulation section 1.6031(b)-1T(c), as amended from time to time, the

Trust shall provide to the Tax Agent Certain K-1 Unitholders’ statements (as such term is defined under Treasury Regulation section 1.6031(b)-1T(a)(3)), as amended from time to time).

SECTION 1.7. General Liability of the Managing Owner.

(a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of the Trust, to the extent not paid out of the assets of the Trust, to the same extent the Managing Owner would be so liable as if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.7 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Trust Statute, will be deemed to be a separate class of Units of the Trust. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust.

SECTION 1.8. Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Unitholder) as nominee.

ARTICLE II

THE TRUSTEE

SECTION 2.1. Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

SECTION 2.2. Powers. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and shall have no implied rights, duties, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute and file certificates as required by the Delaware Trust Statute and to accept service of process on the Trust in the State of Delaware. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (including the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner (including the Trust) for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4. Indemnification. The Trust (or if the Trust has insufficient assets, the Managing Owner) shall be liable for, and does hereby indemnify, protect, save and keep harmless the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee.

SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6. Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own gross negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner or its delegatees or any Participant;

(e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that such action, repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner unless the Managing Owner has offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (A) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (B) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (C) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

(i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

SECTION 2.7. Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

SECTION 2.8. Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS; CREATIONS AND ISSUANCE OF CREATION BASKETS

SECTION 3.1. General. The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units from time to time as it deems necessary or desirable. The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units into a greater or lesser number without thereby changing the proportionate beneficial interests. The Managing Owner may issue Units for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Units initially shall be divided into two classes: General Units and Limited Units. Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2. Offer of Limited Units. The Trust may offer Limited Units to Participants in Creation Baskets and admit additional Limited Owners and/or accept additional contributions from existing Limited Owners pursuant to the Prospectus, Sections 3.3 and 3.4 of this Trust Agreement and the Participant Agreements.

SECTION 3.3. Procedures for Creation and Issuance of Creation Baskets.

(a) General. The following procedures, as supplemented by the more detailed procedures specified in the Exhibits, annexes, attachments and procedures, as applicable, to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of additional Creation Baskets. Subject to the limitations upon and requirements for issuance of Creation Baskets stated herein and in such procedures, the number of Creation Baskets which may be issued by the Trust is unlimited.

(i) On any Business Day, a Participant may submit to the Managing Owner a purchase order and subscription agreement to subscribe for and agree to purchase one or more Creation Baskets (such request by a Participant, a “Purchase Order Subscription Agreement”) in the manner provided in the Participant Agreement. Purchase Order Subscription Agreements must be received by the Order Cut-Off Time on a Business Day (the “Purchase Order Subscription Date”). The Managing Owner will process Purchase Order Subscription Agreements only from Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will maintain and make available at the Trust’s principal offices during normal business hours a current list of the Participants with respect to which the Participant Agreement is in full force and effect. The Managing Owner will deliver (or cause to be delivered) a copy of the Prospectus to each Participant prior to its execution and delivery of the Participant Agreement and prior to accepting any Purchase Order Subscription Agreement.

(ii) Any Purchase Order Subscription Agreement is subject to rejection by the Managing Owner pursuant to Section 3.3(c).

(iii) After accepting a Participant’s Purchase Order Subscription Agreement, the Managing Owner will issue and deliver Creation Baskets to fill a Participant’s Purchase Order Subscription Agreement within three Business Days immediately following the Purchase Order Subscription Date, but only if by such time as provided in the Participant Agreement the Managing Owner has received (A) for its own account, the Transaction Fee, and (B) for the account of the Trust the Creation Basket Capital Contribution due from the Participant submitting the Purchase Order Subscription Agreement.

(b) Deposit with the Depository. Upon issuing a Creation Basket pursuant to a Purchase Order Subscription Agreement, the Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Participant that submitted the Purchase Order Subscription Agreement.

(c) Rejection. The Managing Owner shall have the absolute right, but shall have no obligation, to reject any Purchase Order Subscription Agreement or Creation Basket Capital Contribution: (i) determined by the Managing Owner not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to the Limited Owners; (iii) the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful; or (iv) if circumstances outside the control of the Managing Owner make it for all practical purposes not feasible to process creations of Creation Baskets. The Managing Owner shall not be liable to any person by reason of the rejection of any Purchase Order Subscription Agreement or Creation Basket Capital Contribution.

(d) Transaction Fee. A non-refundable transaction fee will be payable by a Participant to the Managing Owner for its own account in connection with each Purchase Order Subscription Agreement pursuant to this Section and in connection with each Redemption Order of such Participant pursuant to Section 7.1 (each a “Transaction Fee”). The Transaction Fee charged in connection with each such creation and redemption shall be initially $500, but may be changed as provided below. Even though a single Purchase Order Subscription Agreement or Redemption Order may relate to multiple Creation Baskets, only a single Transaction Fee will be due for each Purchase Order or Redemption Order. The Transaction Fee may subsequently be waived, modified, reduced, increased or otherwise changed by the Managing Owner, but will not in any event exceed 0.10% of the Net Asset Value Per Basket at the time of creation of a Creation Basket or redemption of a Redemption Basket, as the case may be. The Managing

Owner shall notify the Depository of any agreement to change the Transaction Fee and shall not implement any increase for redemptions of outstanding Units until 30 days after the date of that notice. The amount of the Transaction Fee in effect at any given time shall be made available by the Trustee upon request.

(e) Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Limited Units will be transferable solely through the book-entry systems of the Depository and the DTC Participants and their Indirect Participants as more fully described in Section 3.4. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Limited Units by giving notice to the Managing Owner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Managing Owner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Managing Owner or, if such a replacement is unavailable, to terminate the Trust.

SECTION 3.4. Book-Entry-Only System, Global Security.

(a) Global Security. The Trust and the Managing Owner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for Limited Units. Limited Units will be represented by the Global Security (which may consist of one certificate or more certificates as required by the Depository), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository and deposited with, or on behalf of, the Depository. No other certificates evidencing Limited Units will be issued. The Global Security shall be in the form attached hereto as Exhibit C and shall represent such Limited Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Limited Units from time to time endorsed thereon and that the aggregate amount of outstanding Limited Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Limited Units represented thereby shall be made in such manner and upon instructions given by the Managing Owner on behalf of the Trust as specified in the Depository Agreement.

(b) Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

(c) The Depository. The Depository has advised the Trust and the Managing Owner as follows. The Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for DTC’s participants (the “DTC Participants”). DTC also facilitates the post-trade settlement among DTC Participants of sales and other securities transactions among the DTC Participants in deposited securities, through electronic computerized book-entry transfers and pledges between DTC Participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”).

(d) Beneficial Owners. As provided in the Depository Agreement, the settlement date of any creation, transfer or redemption of Limited Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Limited Units so created, transferred or redeemed to the accounts of the appropriate DTC Participants. The accounts to be credited and charged shall be designated by the Managing Owner on behalf of the Trust and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interests in Limited Units will be limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of beneficial interests in Limited Units (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of DTC Participants, records maintained by the Depository and, in the case of Indirect Participants and Beneficial Owners holding through a DTC Participant or an Indirect Participant, through those records or the records of the relevant DTC Participants. Beneficial Owners are expected to receive from or through the broker or bank that maintains the account through which the Beneficial Owner has purchased or sold Limited Units a written confirmation relating to their purchase or sale of Limited Units.

(e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Limited Units, references herein to the registered or record owners of Limited Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Limited Units. Beneficial Owners of Limited Units will not be entitled to have Limited Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Limited Units under this Trust Agreement. Accordingly, to exercise any rights of a holder of Limited Units under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a DTC Participant, on the procedures of each DTC Participant or Indirect Participant through which such Beneficial Owner holds its interests.

The Trust and the Managing Owner understand that under existing industry practice, if the Trust requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Limited Units of the Trust, is entitled to take, in the case of a Trustee request, the Depository will notify the DTC Participants regarding such request, such DTC Participants will in turn notify each Indirect Participant holding Limited Units through it, with each successive Indirect Participant continuing to notify each person holding Limited Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust through each Indirect Participant and DTC Participant through which the Beneficial Owner’s interest in the Limited Units is held.

(f) Communication between the Trust and the Beneficial Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Limited Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request and for a fee to be charged to the Trust a listing of the Limited Unit holdings of each DTC Participant. The Trust shall inquire of each such DTC Participant as to the number of Beneficial Owners holding Limited Units, directly or indirectly, through such DTC Participant. The Trust shall provide each such DTC Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such DTC Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such DTC Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such DTC Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

(g) Distributions. Distributions on Limited Units pursuant to Section 3.7 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Limited Units. The Trust and the Managing Owner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Limited Units, shall credit immediately DTC Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Limited Units as shown on the records of the Depository or its nominee. The Trust and the Managing Owner also expect that payments by DTC Participants to Indirect Participants and Beneficial Owners held through such DTC Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such DTC Participants and Indirect Participants. None of the Trust, the Trustee or the Managing Owner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Limited Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the DTC Participants or the relationship between such DTC Participants and the Indirect Participants and Beneficial Owners owning through such DTC Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Limited Units.

(h) Limitation of Liability. Each Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Managing Owner, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in each Global Security are made and intended not as personal representations, undertakings and agreements by the Managing Owner or the Trustee, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability of the Managing Owner or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

(i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Managing Owner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section 3.4.

SECTION 3.5. Assets of the Trust. All consideration received by the Trust for the issue or sale of Units together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust.

SECTION 3.6. Liabilities of the Trust. The Trust Estate shall be charged with the liabilities of the Trust. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders.

SECTION 3.7. Distributions.

(a) Distributions on Units may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders, from such of the income and capital gains, accrued or realized, from the Trust Estate, after providing for actual and accrued liabilities. All distributions on Units thereof shall be distributed pro rata to the Unitholders in proportion to the total outstanding Units held by such Unitholders at the date and time of record established for the payment of such distribution and in accordance with Section 3.4(g). Such distributions may be made in cash or Units as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such distribution to that Unitholder.

(b) The Units shall represent units of beneficial interest in the Trust Estate. Each Unitholder shall be entitled to receive its pro rata share of distributions of income and capital gains in accordance with Section 3.7(a).

SECTION 3.8. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value Per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of the Trust in accordance with Section 3.4(d).

SECTION 3.9. Equality. Except as provided herein, all Units shall represent an equal proportionate beneficial interest in the assets of the Trust subject to the liabilities of the Trust, and each Unit shall be equal to each other Unit. The Managing Owner may from time to time divide or combine the Units into a greater or lesser number of Units without thereby changing the proportionate beneficial interest in the assets of the Trust or in any way affecting the rights of Unitholders.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1. Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement. The Managing Owner may delegate as provided herein, the duty and authority to manage the business and affairs of the Trust.

SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of a Registration Statement and any supplements and amendments thereto and a Prospectus;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of the Trust;

(f) To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust; and

(g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units (not including Units owned by the Managing Owner) is not obtained.

SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Select the Trust’s Trustee, Administrator and clearing brokers, and any other service provider;

(f) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes, and as a “partnership” for U.S. federal income tax purposes;

(g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust. No material change related to brokerage fees shall be made except upon sixty (60) Business Days’ prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners’ redemption rights as set forth in Section 7.1 hereof;

(h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest;

(i) Enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Managing Owner thereunder;

(j) Receive from Participants and process properly submitted Purchase Order Subscription Agreements, as described in Section 3.3(a);

(k) In connection with Purchase Order Subscription Agreements, receive Creation Basket Capital Contributions from Participants;

(l) In connection with Purchase Order Subscription Agreements, deliver or cause the delivery of Creation Baskets to the Depository for the account of the Participant submitting a Purchase Order Subscription Agreement for which the Managing Owner has received the requisite Transaction Fee and the Trust has received the requisite Creation Basket Capital Contribution, as described in Section 3.3(a)(iii);

(m) Receive from Participants and process properly submitted Redemption Orders, as described in Section 7.1(a), or as may from time to time be permitted by Section 7.2;

(n) In connection with Redemption Orders, receive from the redeeming Participant through the Depository, and thereupon cancel or cause to be cancelled, Limited Units corresponding to the Redemption Baskets to be redeemed as described in Section 7.1, or as may from time to time be permitted by Section 7.2;

(o) Interact with the Depository as required;

(p) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or Distributors, as applicable;

(q) In its sole discretion, cause the Trust to do one or more of the following: make, refrain from making, or once having made, to revoke, the election referred to in section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof;

(r) In its sole discretion, cause the Trust to do one or more of the following: make, refrain from making, or once having made, to revoke the election by a qualified fund under Code section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof; and

(s) Perform such other services as the Managing Owner believes that the Trust may from time to time require.

SECTION 4.4. General Prohibitions. The Trust shall not:

(a) Redeem the Units other than to fund a redemption request from a Participant;

(b) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Currencies, or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

(c) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a Commodity Broker to close out sufficient Currencies positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(d) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(e) Engage in Pyramiding of its Currencies positions; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Index Currencies positions;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to the purchase or sale of Currencies;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations;

(i) Permit churning of its currency trading account(s) for the purpose of generating excess brokerage commissions;

(j) Enter into any exclusive brokerage contract; or

(k) Cause the Trust to elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Managing Owner with reasonable care.

SECTION 4.6. Fiduciary Duty.

(a) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Managing Owner otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. Any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value

(excluding Units held by the Managing Owner and its Affiliates) of the Trust pursuant to Section 11.1(a) below.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

(c) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

SECTION 4.7. Indemnification of the Managing Owner.

(a) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of the Trust.

(b) Notwithstanding the provisions of Section 4.7(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(d) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

(e) The term “Managing Owner” as used only in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

SECTION 4.8. Expenses and Limitations Thereon.

(a) Organization and Offering Expenses.

(i) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses as defined in Section 4.8(a)(ii).

(ii) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable U.S. federal and state law, as applicable, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the continuous offering of the Units, including, but not limited to, expenses such as: (A) initial and ongoing registration fees, filing fees, escrow fees and taxes, (B) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus, (C) the costs of qualifying, printing (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Continuous Offering, (D) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Continuous Offering, (E) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith. However, such Organization and Offering Expenses shall exclude any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

(b) Routine Operational, Administrative and Other Ordinary and Extraordinary Fees and Expenses. All ongoing charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, quarterly, annual and other reports required by applicable U.S. federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner; (vi) postage and insurance; (vii) client relations and services; (viii) computer equipment and system maintenance; and (ix) required payments to any other service providers of the Trust pursuant to any applicable contract shall be billed to and/or paid by the Managing Owner. The Management Fee and extraordinary fees and expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the Trust. The Trust shall pay all its extraordinary fees and expenses (as defined in the next sentence), if any, of the Trust generally, if any, as determined by the Managing Owner. Extraordinary fees and expenses shall include, but not be limited to, fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities and litigation costs or indemnification or other unanticipated expenses. Extraordinary fees and expenses shall also include material expenses which are not currently anticipated obligations of the Trust or of managed futures trusts in general. Routine operational, administrative and other ordinary expenses will not be deemed extraordinary fees and expenses.

(c) Brokerage Commissions and Fees. The Trust shall pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, pit brokerage fees and other transaction related fees and expenses charged in connection with its trading activities.

(d) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

SECTION 4.9. Compensation of the Managing Owner. The Managing Owner shall be entitled to compensation for its services as managing owner of the Trust as set forth in the Prospectus (the “Management Fee”).

SECTION 4.10. Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

SECTION 4.11. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Trust’s aggregate Net Asset Value (excluding Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Units at their respective Net Asset Value. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

SECTION 4.12. Authorization of Acts Described in a Registration Statement. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Trust, the Managing Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

SECTION 4.13. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1. General Prohibition. To the fullest extent permitted by law, a Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2. Transfer of Managing Owner’s General Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.11 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

(c) Upon assignment of all of its Units, the Managing Owner shall not cease (x) to be a Managing Owner of the Trust, or (y) to have the power to exercise any rights or powers as a Managing Owner, or (z) to have liability for the obligation of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3. Transfer of Limited Units. Beneficial Owners that are not DTC Participants may transfer Limited Units by instructing the DTC Participant or Indirect Participant holding the Limited Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are DTC Participants may transfer Limited Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VI

CAPITAL ACCOUNTS; ALLOCATIONS AND DISTRIBUTIONS

SECTION 6.1. Capital Accounts. The Trust shall maintain for each Unitholder (which includes beneficial owners of Units where information regarding the identity of such owner has been furnished to the Trust in accordance with section 6031(c) of the Code or any other method acceptable to the Managing Owner in its sole discretion) owning a Unit a separate Capital Account with respect to such Unit in accordance with the rules of Treasury Regulation section 1.704-1(b)(2)(iv). The initial balance of each Unitholder’s book capital account shall be the amount of its initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the Unit and all items of income and gain with respect to the Trust computed and allocated to the Unitholder’s Units in accordance with this Trust Agreement and (ii) decreased by the amount of cash distributions made with respect to the Unit and all items of deduction and loss with respect to the Trust computed and allocated in accordance with this Trust Agreement.

(a) Consistent with the provisions of Treasury Regulation section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Units with respect to the Trust for cash, the Capital Accounts of all Unitholders with respect to the Trust shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to the Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to its Unitholders at such time pursuant to Section 6.3.

(b) In accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Unitholder’s Units, the capital accounts of all Unitholders with respect to the Trust shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Unitholders at such time pursuant to Section 6.3.

SECTION 6.2. Periodic Closing of Books. Within forty-five (45) days after the end of each calendar month (or such other period as the Managing Owner may determine in its sole discretion) or such shorter period as required for the final closing of the books for the taxable year, the Trust shall conduct an interim closing of the books of the Trust as of the end of the last day of that calendar month (or such other period as the Managing Owner may determine in its sole discretion). On the basis of the closing of the books for each calendar month (or such other period as the Managing Owner may determine in its sole discretion), the Trust shall determine the amount of Profit and Loss of the Trust attributable to that calendar month (or such other period as the Managing Owner may determine in its sole discretion). Trust Profits and Losses shall be determined in accordance with the accounting methods followed by the Trust for U.S. federal income tax purposes.

SECTION 6.3. Periodic Allocations. All allocations to Unitholders of items included within the Trust’s Profits and Losses attributable to each calendar month (or such other periods as the Managing Owner may determine in its sole discretion) shall be allocated solely among the Unitholders recognized as Unitholders as of the close of the last trading day of the preceding month (or the last trading day of such other period as the Managing Owner may determine in its sole discretion), as follows:

(a) For purposes of maintaining the Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Unitholders in accordance with their respective Percentage Interests.

(b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3 which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Unitholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Unitholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Unitholders. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Unitholders in accordance with their Percentage Interests as quickly as possible.

(c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Trust income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation section 1.704-1(b)(2)(ii)(d).

(d) Notwithstanding any other provision of this Trust Agreement, upon or prior to the issuance of additional Units, the Managing Owner shall have the sole and complete discretion, without the approval of any other Unitholder, to amend any provision of this

Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Units.

SECTION 6.4. Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Trust asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under section 743(b) of the Code, the Trust is authorized (but not required), in the Managing Owner’s sole and complete discretion, to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the weighted average closing price of the Units of the Trust on the Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.3 without regard to the actual price paid by the transferee (or any other convention as the Managing Owner may determine in its sole and complete discretion).

SECTION 6.5. Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.

(a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for U.S. federal income tax purposes among the Unitholders as follows:

(i) Items attributable to an Adjusted Property will be allocated among the Unitholders in a manner consistent with the principles of section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the property and the allocations thereof pursuant to Section 6.3(a) and (b).

(ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under section 704(c) principles to the allocations provided under this Section.

(iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to such other Unitholders pursuant to Section 6.3(b) shall be allocated to the other Unitholders in the same manner and to the same extent provided in this Section 6.5(b).

(iv) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).

(c) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

(d) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in the Trust (subject to the same limitation).

SECTION 6.6. Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Trust for U.S. federal income tax purposes and allocated to Unitholders in accordance with the provisions of this Trust Agreement shall be determined without regard to any election under section 754 of the Code which may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by sections 734 or 743 of the Code.

SECTION 6.7. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.8. Admissions of Unitholders; Transfers. For purposes of this Article VI, items of the Trust’s income, gain, loss, deduction and credit attributable to a transferred Unit shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by section 706 of the Code) and shall be allocated to such Unitholders who own the Units as of the close of the NYSE Arca on the last day of the month in which the transfer is recognized by the Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Trust shall be allocated to the Unitholders who own Units as of the close of the NYSE Arca on the last day of the month in which such gain or loss is recognized for federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by section 706 of the Code and the regulations or rulings promulgated thereunder.

SECTION 6.9. Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

SECTION 6.10. Consent to Methods. The methods set forth in this Article VI by which Distributions are made and items of Profit and Losses are allocated are hereby expressly consented to by each Unitholder as an express condition to becoming a Unitholder.

ARTICLE VII

REDEMPTIONS

SECTION 7.1. Redemption of Redemption Baskets. The following procedures, as supplemented by the more detailed procedures specified in the attachment to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the redemption of Redemption Baskets.

(a) On any Business Day, a Participant with respect to which a Participant Agreement is in full force and effect (as reflected on the list maintained by the Managing Owner pursuant to Section 3.3(a)(i)) may redeem one or more Redemption Baskets standing to the credit of the Participant on the records of the Depository by delivering a request for redemption to the Managing Owner (such request, a “Redemption Order”) in the manner specified in the procedures specified in the attachment to the Participant Agreement, as amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement).

(b) To be effective, a Redemption Order must be submitted on a Business Day by the Order Cut-Off Time in form satisfactory to the Managing Owner (the Business Day on which the Redemption Order is so submitted, the “Redemption Order Date”). The Managing Owner shall reject any Redemption Order the fulfillment of which its counsel advises may be illegal under applicable laws and regulations, and the Managing Owner shall have no liability to any person for rejecting a Redemption Order in such circumstances.

(c) Subject to deduction of any tax or other governmental charges due thereon, the redemption distribution (“Redemption Distribution”) shall consist of cash in an amount equal to the product obtained by multiplying (i) the number of Redemption Baskets set forth in the relevant Redemption Order by (ii) the Net Asset Value Per Basket as of the closing time of the Exchange or the last to close of the exchanges on which any of the Trust’s assets are traded, whichever is later, on the Redemption Order Date.

(d) Within three Business Days immediately following the Redemption Order Date (the “Redemption Settlement Time”), if the Managing Owner’s account at the Depository has by such time as provided in the Participant Agreement, on such day been credited with the Redemption Baskets being tendered for redemption and the Managing Owner has by such time received the Transaction Fee, the Managing Owner shall deliver the Redemption Distribution through the Depository to the account of the Participant as recorded on the book entry system of the Depository. If by such Redemption Settlement Time the Managing Owner has not received from a redeeming Participant all Redemption Baskets comprising the Redemption Order, the Managing Owner will (i) settle the Redemption Order to the extent of whole Redemption Baskets received from the Participant and (ii) keep the redeeming Participant’s Redemption Order open until such time as provided in the Participant Agreement, on the first Business Day following the Redemption Settlement Date as to the balance of the Redemption Order (such balance, the “Suspended Redemption Order”). If the Redemption Basket(s) comprising the Suspended Redemption Order are credited to the Managing Owner’s account at the Depository by such time as provided in the Participant Agreement, on such following Business Day, the Redemption Distribution with respect to the Suspended Redemption Order shall be paid in the manner provided in the second preceding sentence. If by such Redemption Settlement Time the Managing Owner has not received from the redeeming Participant all Redemption Baskets comprising the Suspended Redemption Order, the Managing Owner will settle the Suspended Redemption Order to the extent of whole Redemption Baskets then received and any balance of the Suspended Redemption will be cancelled. Notwithstanding the foregoing, when and under such conditions as the Managing Owner may from time to time determine, the Managing Owner shall be authorized to deliver the Redemption Distribution notwithstanding that a Redemption Basket has not been credited to the Trust’s account at the Depository if the Participant has collateralized its obligation to deliver the Redemption Basket on such terms as the Managing Owner may, in its sole discretion, from time to time agree.

(e) The Managing Owner may, in its discretion, suspend the right of redemption, or postpone the Redemption Settlement Date, (i) for any period during which the Exchange is closed other than customary weekend or holiday closings, or trading is suspended or restricted; (ii) for any period during which an emergency exists as a result of which delivery, disposal or evaluation of the Trust’s assets is not reasonably practicable; or (iii) for such other period as the Managing Owner determines to be necessary for the protection of Beneficial

Owners. The Managing Owner is not liable to any person or in any way for any loss or damages that may result from any such suspension or postponement.

(f) Redemption Baskets effectively redeemed pursuant to the provisions of this Section 7.1 shall be cancelled by the Trust in accordance with the Depository’s procedures.

SECTION 7.2. Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Limited Units in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in Section 7.1.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1. No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of its Capital Contribution plus its share of the Trust Estate and profits remaining, if any. Except as provided in Section 8.3 hereof, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in its capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on its Capital Contribution. By the purchase and acceptance or other lawful delivery and acceptance of Limited Units, each Beneficial Owner shall be deemed to be a Limited Owner and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Limited Units owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by DTC Participants, or Indirect Participants, as applicable, acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.4.

SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) The Limited Owners shall have the right to obtain from the Managing Owner information on all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and the list of Participants contemplated by Section 3.3(a)(i). In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the list of Participants contemplated by Section 3.3(a)(i), the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under U.S. federal or state law.

(b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof, the Limited Owners shall have the right to demand the return of their Capital Account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. No Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. The Limited Owners shall not have any right to bring an action for partition against the Trust.

(d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on prior written notice to the Managing Owner, (iii) elect and appoint one or more additional Managing Owners, or consent to such matters as are set forth in Section 5.2(b), (iv) approve a material change in the trading policies, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (v) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, on prior written notice to the Managing Owner, (vi) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (vii) terminate the Trust as provided in Section 13.1(e), and in the case of (ii), (iii), (iv), and (v) in each instance on 10 days’ prior written notice.

(e) Certain K-1 Unitholders representing at least a majority (over 50%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may vote to (i) remove the Tax Agent on prior written notice to the Managing Owner, and (ii) designate a replacement Tax Agent on prior written notice to the Managing Owner, in each instance on 10 days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.

SECTION 8.3. Limitation on Liability.

(a) Except as provided in Sections 4.7(f) and 6.2 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of its Capital Contribution and its share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Participant Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the applicable Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.2 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Section 3.5 and 3.6 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1. Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2. Annual Reports and Monthly Statements.

(a) Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, subject to, as applicable, either (y) certain relief granted by the CFTC, or (z) pursuant to the applicable rules and regulations of the CFTC; (ii) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust; and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(b) The Limited Owners will have access to periodic reports filed with the SEC by the Managing Owner on behalf of the Trust. The Managing Owner will file (i) the Quarterly Reports on Form 10-Q, filed for the first three quarters of each fiscal year; (ii) the Annual Reports on Form 10-K, filed at end of each fiscal year; and (iii) Current Reports on Form 8-K, which will be filed as necessary to announce material events not disclosed in either Form 10-Q or 10-K.

SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file its U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4. Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time to time.

SECTION 9.5. Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known addresses of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Participant Agreements, including any amendments thereto, and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format at the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

SECTION 9.6. Certificate of Trust. Except as otherwise provided in the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement.

ARTICLE X

FISCAL YEAR

SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 2006. If,

after commencement of operations, applicable tax rules require the Trust to adopt a taxable year other than the calendar year, the term “Fiscal Year” for the Trust shall mean such other taxable year as required by Code Section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Fiscal Year in which the Trust shall terminate shall end on the date of such termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1. Amendments to this Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least 10% of the Net Asset Value of the Trust. Following such proposal, the Managing Owner shall submit to the Limited Owners a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owner, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of this Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii)

unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the Trust as a partnership for U.S. federal income tax purposes. Amendments to this document which adversely affect (i) the rights of Limited Owners, (ii) the appointment of a new Managing Owner pursuant to Section 4.2(g) above, (iii) the dissolution of the Trust pursuant to Section 13.1(f) below and (iv) any material changes in the Trust’s basic investment policies or structure shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates) pursuant to Section 11.1(a) above.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of this Trust Agreement if the Trust is advised at any time by the Trust’s accountants or legal counsel that the amendments made are necessary to ensure that the Trust’s status as a partnership will be respected for U.S. federal income tax purposes.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) The Trustee shall be under no obligation to execute any amendment to this Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of this Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of this Trust Agreement in favor of the Trustee.

(g) To the fullest extent permitted by law, no provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2. Meetings of the Trust. Meetings of the Unitholders may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 10% of the Net Asset Value. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mail, within fifteen (15) days after receipt of said request, written notice to all Limited Owners of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1. Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust, and shall be perpetual, unless terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1. Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:

(a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(b) The occurrence of any event which would make unlawful the continued existence of the Trust.

(c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator or commodity trading advisor under the CE Act, or membership as a commodity pool operator or commodity trading advisor with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(d) The Trust becomes insolvent or bankrupt.

(e) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of termination.

(f) The determination of the Managing Owner that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value of the Trust as of the close of business on any Business Day declines below $10 million.

(g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

(h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the books of account and reports of the Trust.

SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust, the Managing Owner will contribute to the Trust an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the total Capital Contributions of the Limited Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust to its creditors, and the balance, if any, shall be distributed to those Unitholders whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Managing Owner or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Purchase Order Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business or statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of this Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2. Effect of Executing and Submitting the Purchase Order Subscription Agreement. By executing and submitting the Purchase Order Subscription Agreement, each Limited Owner has agreed to concurrently grant the following power of attorney to the Managing Owner (the “Power of Attorney”) which:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3. Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2. Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6. Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7. No Legal Title to Trust Estate. Subject to the provisions of Section 1.8 in the case of the Managing Owner, the Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8. Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

SECTION 15.10. Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to DB Commodity Services LLC.

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ Joseph B. Feil
	Name:	Joseph B. Feil
	Title:	Vice President

DB COMMODITY SERVICES LLC, as Managing Owner

By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Executive Officer, Chief Investment Officer and Director

By:	/s/ Alex Depetris
	Name:	Alex Depetris
	Title:	Chief Operating Officer and Director

All Limited Owners now and hereafter admitted as Limited Owners of the Trust and reflected in the records maintained by the Depository, the DTC Participants or the Indirect Participants, as the case may be, as Limited Owners from time to time, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner by each of the Limited Owners

DB COMMODITY SERVICES LLC, as attorney-in-fact

By:	/s/ Martin Kremenstein
	Name:	Martin Kremenstein
	Title:	Chief Executive Officer, Chief Investment Officer and Director

By:	/s/ Alex Depetris
	Name:	Alex Depetris
	Title:	Chief Operating Officer and Director

EXHIBIT A

CERTIFICATE OF TRUST AND CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF TRUST

FROM CORPORATION TRUST WILM TEAM #2 (WED) 4.12'06 15:40/ST. 15:43/NO. 4061796272 P 2

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:54 PM 04/12/2006
FILED 04:54 PM 04/12/2006
SRV 060345377 - 4116354 FILE

CERTIFICATE OF TRUST
OF
DB CURRENCY INDEX VALUE FUND

THIS Certificate of Trust of DB Currency Index Value Fund (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

1. Name. The name of the statutory trust formed by this Certificate of Trust is DB Currency Index Value Fund.

2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

3 Effective Date. This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Trust

By: ______________________
Name: Joseph B. Feil
Title: Assistant Vice President

RLF1-3000283-1

A-1

07/20/2006 17:07 302 658 ... NO. 707 P002

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
DB CURRENCY INDEX VALUE FUND

THIS Certificate of Amendment of DB Currency Index Value Fund (the "Trust"), is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the "Act").

1. Name. The name of the statutory trust amended hereby is DB Currency Index Value Fund

2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to PowerShares DB G10 Currency Harvest Fund.

3. Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811 of the Act.

By: Mary C. St. Amand
Name: Assistant Vice President

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:04 PM 07/20/2006
FILED 06:04 PM 07/20/2006
SRV 060688321 - 4116354 FILE

073/89040v2

A-2

EXHIBIT B

DESCRIPTION OF THE INDEX

B-1

EXHIBIT C

FORM OF GLOBAL CERTIFICATE

CERTIFICATE OF BENEFICIAL INTEREST

-Evidencing-

All Limited Units

-in-

POWERSHARES DB G10 CURRENCY HARVEST FUND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUIRED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Limited Units (“Units”), each of which represents a fractional undivided unit of beneficial interest in PowerShares DB G10 Currency Harvest Fund (the “Trust”), a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on April 12, 2006 and as amended from time-to-time (as applicable), and a Amended and Restated Declaration of Trust and Trust Agreement, dated as of September 12, 2006, by and among DB Commodity Services LLC, a Delaware limited liability company, as managing owner, Wilmington Trust Company, a Delaware banking company, as trustee, and the unitholders from time to time thereunder (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

At any given time this Certificate shall represent all limited units of beneficial interest in the Trust, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Trust from time to time and the issuance by the Trust of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of this Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trust, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in this Trust Agreement, such holder’s ratable portion of the assets of the Trust for each Redemption Basket tendered and evidenced by this Certificate.

The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of this Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes and the Trust shall not be affected by any notice to the contrary.

The Trust Agreement permits, with certain exceptions as therein provided, the amendment thereof, by the Managing Owner with the consent of the Beneficial Owners holding Units (excluding Units held by the Managing Owner and its Affiliates) equal to at least a majority (over 50%) of the net asset value of the Trust or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Beneficial Owners; provided, however that the Managing Owner may, without the approval of the Beneficial Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner in this Trust Agreement, for the benefit of the Beneficial Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision in this Trust Agreement which may be inconsistent with any other provision in this Trust Agreement or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of this Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Beneficial Owners; (B) is consistent with Managing Owner’s control of and power to conduct the business of the Trust; (C) with certain exceptions, does not affect the allocation of Profits and Losses among the Beneficial Owners or between the Beneficial Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Beneficial Owners or the status of the Trust as a partnership for U.S. federal income tax purposes. Any such consent or waiver by the holder of Units shall be conclusive and binding upon such holder of Units and upon all future holders of Units, and shall be binding upon any Units, whether evidenced by a Certificate or held in uncertificated form, issued upon the registration or transfer hereof whether or not notation of such consent or waiver is made upon this Certificate and whether or not the Units evidenced hereby are at such time in uncertificated form. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of any holders of Units.

The Trust Agreement, and this Certificate, is executed and delivered by DB Commodity Services LLC, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in this Trust Agreement or this Certificate are made and intended not as personal representations, undertakings and agreements by DB Commodity Services LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Agreement or this Certificate shall be construed as creating any liability on DB Commodity Services LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement or this Certificate.

This Certificate shall not become valid or binding for any purpose until properly executed by the Managing Owner pursuant to this Trust Agreement.

Terms not defined herein have the same meaning as in this Trust Agreement.

IN WITNESS WHEREOF, DB Commodity Services LLC, as Managing Owner, has caused this Certificate to be executed in its name by the manual or facsimile signature of the following Authorized Officers.

DB Commodity Services LLC,
as Managing Owner

By:
Name:
Title:

By:
Name:
Title:

Date:

EXHIBIT D

FORM OF PARTICIPANT AGREEMENT

D-1